Exhibit 99.1

JMP Group Reports First Quarter 2017 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--April 26, 2017--JMP Group LLC (NYSE:JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended March 31, 2017.

  The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $4.7 million, or $0.22 per diluted share, compared to net income of $1.8 million, or $0.08 per share, for the quarter ended March 31, 2016.
  Total net revenues on a GAAP basis were $24.4 million, compared to $38.6 million for the quarter ended March 31, 2016.
  The operating net loss was $2.1 million, or $0.09 per diluted share, compared to operating net income of $2.2 million, or $0.10 per share, for the quarter ended March 31, 2016. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $25.3 million, compared to $36.6 million for the quarter ended March 31, 2016. For more information about adjusted net revenues, including a reconciliation to net revenues, see the section below titled “Non-GAAP Financial Measures.”

“Our first quarter operating net loss of $0.09 per share included specific loan loss provisions for two corporate credits as well as a large negative mark on our total return swap resulting from a decline in prices of non-investment grade corporate loans,” said Chairman and Chief Executive Officer Joe Jolson. “Excluding these items, which reduced our net investment income by $0.13 per share, our operating EPS would have been $0.04—which is still below our normalized run rate, primarily due to our large cash balance of $2.59 per share at March 31 that is funded with 8% long-term debt. While we continue to look for opportunities to redeploy our cash and generate attractive risk-adjusted returns, investors should expect our net investment income to remain below historical levels.

“Even so, we continue to be optimistic about the remainder of this year. Based on an improving environment for equity issuance, our first quarter capital markets revenues were up 28% and 16% versus last year and the previous quarter, respectively. We also continue to expect another good year of strategic advisory revenues, despite a soft first quarter, given our transaction pipeline. Additionally, we are hopeful that, barring any further material loan losses and a successful execution of CLO IV in the next three months, our net investment income will make a positive contribution to operating EPS in the quarters to come.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $18.9 million, a decrease of 22.6% from $24.4 million for the first quarter of 2016. JMP Securities’ operating margin on adjusted net revenues was 1.7%, compared to 9.8% for the first quarter of 2016.

The asset management segment produced adjusted net revenues of $5.3 million, a decrease of 47.8% from $10.2 million for the first quarter of 2016. Excluding incentive fees that are no longer recognized at the asset management segment, adjusted net revenues would have been $5.5 million for the first quarter of 2016, resulting instead in a year-over-year decrease of 3.8%.

JMP Group gained 0.4% for the quarter on the capital invested by the company in hedge funds managed by Harvest Capital Strategies, compared to gains of 3.6% and 2.5% by the HFRI Equity Hedge (Total) Index and the Russell 2000 Index, respectively. JMP Group’s net return on invested capital managed by JMP Credit Advisors was 0.1%, compared to 4.7% for the first quarter of 2016.

A summary of JMP Group’s operating net income per share by segment for the quarter ended March 31, 2017, and for comparable prior periods is set forth below.

	Quarter Ended
($ as shown)	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016
Broker-dealer	$0.01	$0.02	$0.07
Asset management	0.01	0.04	$0.02
Operating platform EPS	0.02	0.06	0.09
Net corporate income	(0.11)	0.07	0.01
Operating EPS (diluted)	($0.09)	$0.13	$0.10

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $13.6 million, a decrease of 25.7% from $18.3 million for the first quarter of 2016.

A summary of the company’s investment banking revenues and transaction counts for the quarter ended March 31, 2017, and for comparable prior periods is set forth below.

	Quarter Ended
	Mar. 31, 2017		Dec. 31, 2016		Mar. 31, 2016
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues
Equity and debt origination	23	$10,470	15	$6,704	10	$6,228
Strategic advisory and private placements	3	3,130	6	6,930	4	12,068
Total	26	$13,600	21	$13,634	14	$18,296

Brokerage

Net brokerage revenues were $5.3 million, a decrease of 13.3% from $6.1 million for the first quarter of 2016.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $15.8 million, compared to $12.3 million for the first quarter of 2016.

Asset Management

Asset management fees were $5.9 million, compared to $9.3 million for the first quarter of 2016, due to a decrease in incentive fees to $1.9 million from $5.2 million for the first quarter of 2016.

Asset management-related fee revenues reflect asset management fees, net of non-controlling interests in HCAP Advisors, as well as certain fee revenues reported in the company’s financial statements as other income. Asset management-related fee revenues were $5.9 million, a decrease of 33.8% from $8.9 million for the first quarter of 2016. For more information about asset management-related fee revenues, see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at March 31, 2017, totaled $2.0 billion, including $1.2 billion of funds managed by Harvest Capital Strategies, JMP Asset Management and HCAP Advisors and $0.8 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $2.2 billion at December 31, 2016, and $2.3 billion at March 31, 2016. Including sponsored funds in which JMP Group owns an economic interest, client assets under management totaled $3.4 billion at March 31, 2017.

At March 31, 2017, private capital, including corporate credit, small business lending, venture capital and real estate-related investments, represented 77.1% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $1.9 million, compared to a net realized and unrealized gain of $0.9 million for the first quarter of 2016.

Adjusted principal transaction revenues reverse certain unrealized market-to-market gains or losses, including those on JMP Group’s investment in Harvest Capital Credit Corporation, as well as unrealized losses derived from depreciation and amortization of real estate investment properties. Adjusted principal transaction revenues were $0.6 million, a decrease of 28.8% from $0.9 million for the first quarter of 2016. For more information about adjusted principal transaction revenues, including a reconciliation to principal transaction revenues, see the section below titled “Non-GAAP Financial Measures.”

Net Interest Income

Net interest income was $1.0 million, compared to $4.4 million for the quarter ended March 31, 2016. The year-over-year decline was primarily due to a materially lower average loan balance resulting from the ongoing deleveraging of JMP Credit Advisors CLO I, which fully liquidated in February 2017.

Provision for Loan Losses

The net loan loss provision for the quarter was $1.3 million, including a specific provision of $1.0 million in connection with impaired loans underlying certain collateralized loan obligations managed by JMP Credit Advisors. At March 31, 2017, general loan loss reserves and deferred loan fees equaled $11.0 million, or 1.8% of gross performing loans outstanding. With regard to impaired loans, specific loan loss reserves and deferred loan fees equaled $2.2 million, or 43.1% of gross impaired loans outstanding at March 31, 2017.

Expenses

Compensation and Benefits

Compensation and benefits expense was $21.8 million, compared to $27.4 million for the first quarter of 2016. With regard to annually awarded compensation, a concept which adjusts compensation expense related to share-based awards and deferred compensation, compensation and benefits expense was 81.2% of adjusted net revenues, compared to 74.1% for the first quarter of 2016. Further excluding specific loan loss provisions and compensation expense related to hedge fund incentive fees, the compensation ratio was 75.5%, compared to 70.7% for the first quarter of 2016. For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $7.8 million, in line with $7.8 million for the quarter ended March 31, 2016.

Share Repurchase Activity

JMP Group repurchased no shares of its common stock during the quarter ended March 31, 2017. At quarter-end, one million shares remained eligible for repurchase under the company’s existing authorization. During the quarter, $0.2 million of the company’s equity capital was returned to employees through the net settlement of shares issued in RSU vesting events.

Personnel

At March 31, 2017, the company had 224 full-time employees, compared to 228 at December 31, 2016, and 232 at March 31, 2016.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, (iii) reverses net unrealized gains or losses on strategic equity investments and warrants, (iv) reverses net unrealized mark-to-market gains or losses on investments related to deferred compensation, and (v) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP. In particular, adjusted net revenue adjusts for:

  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual; and
  non-controlling interests in revenues generated by consolidated entities, including HCAP Advisors and CLOs managed by JMP Credit Advisors.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter ended March 31, 2017, and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016

Revenues:
Non-interest revenues	$24,672	$34,336	$34,760
Net interest income	972	2,294	4,426
Provision for loan losses	(1,266)	(606)	(631)
Total net revenues	24,378	36,024	38,555

Add back/(subtract):
General loan loss (reversal)/provision – collateralized loan obligations	(418)	349	407
Unrealized loss – real estate-related depreciation and amortization	2,156	1,718	330
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	419	(1,211)	(329)
Unrealized mark-to-market (gain) – deferred compensation	(75)	(276)	(77)
Non-controlling interests	(1,199)	(1,115)	(2,270)

Adjusted net revenues	$25,261	$35,489	$36,616

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that (i) excludes the non-controlling interest in asset management subsidiary HCAP Advisors and (ii) includes certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income.

A statement of JMP Group’s asset management-related fee revenues for the quarter ended March 31, 2017, and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016

Base management fees:
Fees reported as asset management fees	$4,045	$3,851	$4,135
Less: Non-controlling interest in HCAP Advisors	(335)	(337)	(364)
Total base management fees	3,710	3,514	3,771

Incentive fees:
Fees reported as asset management fees	1,866	3,983	5,191
Less: Non-controlling interest in HCAP Advisors	(113)	43	(263)
Total incentive fees	1,753	4,026	4,928

Other fee income:
Total fundraising and other fees	446	872	227

Asset management-related fee revenues	$5,909	$8,412	$8,926

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Adjusted Principal Transaction Revenues

Adjusted principal transaction revenue is a non-GAAP financial measure that (i) reverses net unrealized gains and losses on strategic equity investments and warrants and on investments related to deferred compensation and (ii) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, in keeping with the calculation of adjusted net revenue, as detailed above.

A summary of the company’s principal transaction revenues for the quarter ended March 31, 2017, and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016
Hedge fund investments	$130	$200	($600)
Investment in Harvest Capital Credit Corporation	(419)	1,211	314
Other principal investments	(1,603)	4,446	1,216
Total principal transaction revenues	(1,892)	5,857	930
Add back/(subtract):
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	419	(1,211)	(329)
Unrealized mark-to-market (gain) – deferred compensation	(75)	(276)	(77)
Unrealized loss – real estate-related depreciation and amortization	2,156	1,718	330
Total operating adjustments	2,500	231	(76)
Total adjusted principal transaction revenues	$608	$6,088	$854

Company management utilizes adjusted principal transaction revenue because it is a component of adjusted net revenue. The exclusion of certain elements of principal transaction revenues, as presented above, results in an adjusted measure that is included as “Principal transactions” among JMP Group’s revenues in the non-GAAP presentation of segment results of operations that appears below. Management believes that adjusting principal transaction revenues and total revenues in these ways is useful in that it allows for a clearer understanding and comparison of JMP Group’s financial results for the periods presented.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards, deferred compensation and non-controlling interests (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). In addition, the company presents a further adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned, as well as any specific loan loss provisions.

A statement of JMP Group’s compensation ratio for the quarter ended March 31, 2017, and for comparable prior periods is set forth below.

	Quarter Ended
($ in thousands)	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016

Compensation Ratio
Adjusted net revenues	$25,261	$35,489	$36,616

Compensation and benefits	$21,798	$30,960	$27,425
Subtract/(add back):
Compensation expense – stock options and SARs	67	483	215
Compensation expense – RSUs	239	233	252
Compensation expense – deferred compensation	654	3,742	(515)
Unrealized mark-to-market gain – deferred compensation	75	276	77
Compensation expense – non-controlling interest	260	262	278
Adjusted compensation and benefits	$20,503	$25,964	$27,118

Adjusted ratio of compensation expense to revenues	81.2%	73.2%	74.1%

Compensation Ratio Excluding Incentive Fees and Loss Provision

Adjusted net revenues	$25,261	$35,489	$36,616
Subtract/(add back):
Compensation expense – hedge fund incentive fees	1,471	4,055	4,228
Specific loan loss (provision)/reversal	(1,413)	(81)	12
Adjusted net revenues, excluding hedge fund incentive fees and specific loss provision	$25,203	$31,515	$32,376

Adjusted compensation and benefits	$20,503	$25,964	$27,118
Subtract:
Compensation expense – hedge fund incentive fees	1,471	4,055	4,228
Adjusted compensation and benefits, excluding hedge fund incentive fees	$19,032	$21,909	$22,890

Adjusted ratio of compensation expense to revenues, excluding hedge fund incentive fees and specific loss provision	75.5%	69.5%	70.7%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes amortization expense related to JMP Credit Advisors CLO III, (iv) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loan loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the equity of JMP Credit Advisors CLO III;
  depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter ended March 31, 2017, and for comparable prior periods is set forth below.

	Quarter Ended
	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016

Net (loss)/income attributable to JMP Group	($4,740)	$789	$1,803

Add back:
Income tax (benefit)/expense	(1,084)	(3,855)	50
(Loss)/income before taxes	(5,824)	(3,066)	1,853

Add back/(subtract):
Compensation expense – stock options and SARs	67	483	215
Compensation expense – RSUs	239	233	252
Compensation expense – net deferred compensation	654	3,742	(515)
General loan loss (reversal)/provision – collateralized loan obligations	(418)	349	407
Amortization of intangible asset – CLO III	69	138	-
Unrealized loss – real estate-related depreciation and amortization	2,156	1,718	330
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	419	(1,211)	(329)
Operating (loss)/income before taxes	(2,638)	2,386	2,213

Income tax (benefit)/expense	(555)	(452)	55
Operating net (loss)/income	($2,083)	$2,838	$2,158

Operating net (loss)/income per share:
Basic	($0.10)	$0.13	$0.10
Diluted (1)	($0.09)	$0.13	$0.10

Weighted average shares outstanding:
Basic	21,573	21,071	21,349
Diluted (1)	21,988	22,018	21,707
(1)

In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding was 22,024,335 for the quarter ended December 31, 2016, and 21,865,254 for the quarter ended March 31, 2016. The weighted average number of diluted shares outstanding for the quarter ended March 31, 2017, was 21,572,686, equivalent to the weighted average number of basic shares outstanding, due to the company's net loss for the period. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting presentation of adjusted net revenues (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) reverses net unrealized gains and losses on strategic equity investments and warrants, (iii) reverses unrealized losses derived from depreciation and amortization of real estate investment properties, (iv) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP, and (v) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to share-based awards and deferred compensation. Expenses derived from non-controlling interests in entities that are consolidated according to GAAP have also been reversed. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed for JMP Group’s taxable subsidiary, based on the company’s best estimation of the subsidiary’s average rate of taxation over the long term.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended March 31, 2017, is set forth below.

	Quarter Ended March 31, 2017
				Net
	Broker-	Asset	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$13,600	-	$13,600	-	-	$13,600
Brokerage	5,286	-	5,286	-	-	5,286
Asset management-related fees	4	$5,311	5,315	$1,635	($1,041)	5,909
Principal transactions	-	-	-	608	-	608
Gain on sale and payoff of loans	-	-	-	779	-	779
Gain on repurchase of asset-backed securities issued	-	-	-	210	-	210
Net dividend income	-	-	-	267	-	267
Net interest income	-	-	-	15	-	15
Provision for loan losses	-	-	-	(1,413)	-	(1,413)
Adjusted net revenues	18,890	5,311	24,201	2,101	(1,041)	25,261

Expenses:
Non-interest expense/(income)	18,561	5,095	23,656	5,284	(1,041)	27,899
Operating income/(loss) before taxes	329	216	545	(3,183)	-	(2,638)

Income tax expense/(benefit)	125	81	206	(761)	-	(555)
Operating net income/(loss)	$204	$135	$339	($2,422)	-	($2,083)

Operating net income/(loss) per share:
Basic	$0.01	$0.01	$0.02	($0.11)	-	($0.10)
Diluted	$0.01	$0.01	$0.02	($0.11)	-	($0.09)

Book Value per Share

At March 31, 2017, JMP Group’s book value per share was $5.27. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of adjusted net revenues, adjusted principal transaction revenues and operating net income. Likewise, adding back the accumulated general loan loss provision related to collateralized loan obligations reflects the reversal of that provision in the calculation of adjusted net revenues and operating net income. Such reversals result in an adjusted book value per share of $5.74, as set forth below.

(in thousands, except per share amounts)	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016

Shareholders' equity	$114,174	$119,377	$122,736

Accumulated unrealized loss – real estate-related depreciation and amortization	6,461	4,304	393
Accumulated general loan loss provision – collateralized loan obligations	3,662	4,080	3,401
Adjusted shareholders' equity	$124,297	$127,761	$126,530

Book value per share	$5.27	$5.56	$5.79
Adjusted book value per share	$5.74	$5.95	$5.97

Basic shares outstanding	21,659	21,457	21,201

Quarterly operating ROE (1)	(7.1%)	9.4%	7.0%
LTM operating ROE (1)	5.2%	8.6%	7.2%

Quarterly adjusted operating ROE (1)	(6.6%)	8.9%	6.8%
LTM adjusted operating ROE (1)	4.9%	8.2%	7.1%
(1)

Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Company management utilizes adjusted book value on a total and per share basis, adjusted in the manner described above, as an additional means of evaluating JMP Group’s efforts to retain earnings and build shareholders’ equity. Management believes that adjusted book value per share provides useful information by excluding non-cash expenses related to real estate investments that otherwise obscure the company’s increases and decreases in net worth as a result of its core business activities. Management also believes that adjusted book value allows for a better comparison of shareholder’s equity and the return on that equity in a given period to those in prior and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2016, as filed with the U.S. Securities and Exchange Commission on March 14, 2017, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2016, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and investor conference calls and webcasts.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Thursday, April 27, 2017. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 11441033.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture and private capital, and credit management activities though Harvest Capital Strategies, JMP Asset Management and JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	Mar. 31, 2017	Dec. 31, 2016

Assets

Cash and cash equivalents	$81,235	$85,492
Restricted cash and deposits	67,133	227,656
Marketable securities owned, at fair value	20,558	18,722
Other investments	30,279	32,869
Loans held for sale, at fair value	1,437	32,488
Loans held for investment, net of allowance for loan losses	1,157	1,930
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	610,955	654,127
Cash collateral posted for total return swap	25,940	25,000
Deferred tax assets	7,942	7,942
Other assets	34,552	39,604
Total assets	$881,188	$1,125,830

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$5,206	$4,747
Accrued compensation	8,520	36,158
Asset-backed securities issued, net of issuance costs	613,354	825,854
Bond payable, net of issuance costs	91,890	91,785
Deferred tax liability	2,653	3,872
Other liabilities	30,825	28,120
Total liabilities	752,448	990,536

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	114,174	119,377
Non-redeemable non-controlling interest	14,566	15,917
Total equity	128,740	135,294
Total liabilities and shareholders' equity	$881,188	$1,125,830

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2017	Mar. 31, 2016

Revenues:
Investment banking	$13,600	$18,296
Brokerage	5,286	6,095
Asset management fees	5,911	9,326
Principal transactions	(1,893)	930
Gain/(loss) on sale and payoff of loans	847	(376)
Gain on repurchase of debt	210	-
Net dividend income	266	263
Other income	445	226
Non-interest revenues	24,672	34,760

Interest income	9,067	12,401
Interest expense	(8,095)	(7,975)
Net interest income	972	4,426

Provision for loan losses	(1,266)	(631)
Total net revenues	24,378	38,555

Non-interest expenses:
Compensation and benefits	21,798	27,425
Administration	1,819	1,818
Brokerage, clearing and exchange fees	759	761
Travel and business development	915	1,291
Communications and technology	1,053	1,016
Occupancy	1,111	936
Professional fees	1,162	1,073
Depreciation	311	332
Other	677	621
Total non-interest expense	29,605	35,273

Net (loss)/income before income tax expense	(5,227)	3,282
Income tax expense/(benefit)	(1,084)	50
Net (loss)/income	(4,143)	3,232
Less: Net income attributable to non-redeemable non-controlling interest	597	1,429
Net (loss)/income attributable to JMP Group	($4,740)	$1,803

Net (loss)/income attributable to JMP Group per share:
Basic	($0.22)	$0.08
Diluted	($0.22)	$0.08

Weighted average common shares outstanding:
Basic	21,573	21,349
Diluted	21,573	21,865

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Linden Public Relations, Inc.
Seth Linden, 212-704-7385
seth@dlpr.com
Ben Jaffe, 212-704-7385
ben@dlpr.com